SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                                -----------------


                                   Form 8-K/A


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 9, 2000


                          BIOSOURCE INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                     0-21930             77-0340829
   (State or Other Jurisdiction     (Commission          (IRS Employer
      of Incorporation)             File Number)      Identification No.)


                                 542 Flynn Road
                           Camarillo, California 93012
                    (Address of Principal Executive Offices)

                                 (805) 987-0086
                         (Registrant's Telephone Number)


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ITEM 5.  Other Events.


         On October 26, 2000, BioSource International, Inc. (the "Registrant") filed a Current Report on Form 8-K, which incorrectly indicated that the Securities Purchase Agreement, effective as of August 9, 2000, between the Registrant and Russell D. Hays provided for a purchase price of $15,000 per share of the Registrant's Common Stock, rather than the actual per share purchase price set forth in such Securities Purchase Agreement of $15.00 per share. The corrected disclosure is set forth below.

         In connection with the appointments of Russell D. Hays and George Uveges to the positions of Chief Executive Officer and Chief Operating Officer, respectively, of the Registrant, the Registrant entered into a Securities Purchase Agreement, effective as of August 9, 2000, with Genstar Capital Partners II, L.P. (the "Investor"). The Investor agreed to purchase from the Registrant 300,000 shares of the Registrant's Common Stock at $15.00 per share. The Investor subsequently assigned its right to purchase 66,667 of these shares of the Registrant's Common Stock to certain of its affiliates. The Registrant also entered into a Securities Purchase Agreement, effective as of August 9, 2000, with Russell D. Hays, pursuant to which Mr. Hays agreed to purchase 40,000 shares of the Registrant's Common Stock at $15.00 per share. Finally, the Registrant entered into a Securities Purchase Agreement, effective as of September 5, 2000, with George Uveges, pursuant to which Mr. Uveges agreed to purchase 11,428 shares of the Registrant's Common Stock at $21.875 per share. The closing of the transactions described above occurred as of September 28, 2000.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 26, 2000                            BIOSOURCE INTERNATIONAL, INC.



                                         By:      /S/ CHARLES C. BEST
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                                                 Charles C. Best
                                                 Chief Financial Officer